CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-K of Steele Recording Corporation. for the year ended December 31, 2009 and as restated for the same period ended 2008 I, Mack Steele, Chief Executive Officer and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1.   Such Yearly Report on Form 10-K for the year ended December 31, 2009 and as restated for the same period ended 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The information contained in such Yearly Report on Form 10-K for the year ended December 31, 2009 and as restated for the same period ended 2008  fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 15, 2010

Steele Recording Studios, Inc

By: /s/ Mack Steele
Chief Executive Officer
Chief Financial Officer